AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 2002
                                                  Registration No. 333-19471
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                             ABLE LABORATORIES, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                                            04-3029787
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)


                               200 HIGHLAND AVENUE
                          NEEDHAM, MASSACHUSETTS 02494
                                 (781) 449-4926
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                               -------------------


                              DHANANJAY G. WADEKAR
                                    PRESIDENT
                             ABLE LABORATORIES, INC.
                               200 HIGHLAND AVENUE
                          NEEDHAM, MASSACHUSETTS 02494
                                 (781) 449-4926
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -------------------

                                   COPIES TO:
                             DAVID A. BROADWIN, ESQ.
                             FOLEY, HOAG & ELIOT LLP
                             ONE POST OFFICE SQUARE
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 832-1259

                               -------------------

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


         Able Laboratories, Inc. (formerly DynaGen, Inc.) registered 1,000,000 shares of its common stock, par value $.01 per share, under this Registration Statement for resale by certain stockholders. Able Laboratories hereby removes from registration all of the shares of its common stock, $.01 par value per share, registered pursuant to its Registration Statement on Form S-3 (No. 333-19471) for sale from time to time by the selling stockholders named in such Registration Statement which have not been sold as of the time of filing of this Post-Effective Amendment No. 1.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-19471 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Commonwealth of Massachusetts, February 6, 2002.





                                                  ABLE LABORATORIES, INC.

                                                  By: /s/ Dhananjay G. Wadekar
                                                      ------------------------
                                                      President






















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